As filed with the Securities and Exchange Commission on May 8, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIFE TECHNOLOGIES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	5791 Van Allen Way Carlsbad, California 92008	33-0373077
(State of Incorporation )	(Address of Principal Executive Offices)	(I.R.S. Employer Identification No.)

Invitrogen Corporation 2004 Equity Incentive Plan

(Full Title of the Plan)

John A. Cottingham, Esq.

Chief Legal Officer and Secretary

Life Technologies Corporation

5791 Van Allen Way

Carlsbad, California 92008

(760) 603-7200

(Name, address, and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration Fee
Shares of Common Stock, par value $0.01 per share	3,000,000	$36.21	$108,630,000	$6061.55

(1)	The securities to be registered include 3,000,000 previously authorized shares of common stock, $0.01 par value (“Common Stock”), of Life Technologies Corporation (the “Registrant”) issuable pursuant to the Invitrogen Corporation 2004 Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)	Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee based upon the average of the high and low prices of the Registrant’s Common Stock on May 7, 2009, as reported on the NASDAQ GlobalSelect Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the registration statement on Form S-8 (SEC File No. 333-115447) filed on May 13, 2004 are incorporated by reference herein.

Item 8.	Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on May 8, 2009.

LIFE TECHNOLOGIES CORPORATION

By:	/s/ David F. Hoffmeister
David F. Hoffmeister
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Cottingham and David Szekeres, or either of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, including any and all post-effective amendments and amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Greogry T. Lucier Gregory T. Lucier	Chairman and Chief Executive Officer (Principal Executive Officer)	May 1, 2009

/s/ David F. Hoffmeister David F. Hoffmeister	Chief Financial Officer (Principal Financial Officer)	May 1, 2009

/s/ Kelli A. Richard Kelli A. Richard	Vice President, Finance (Principal Accounting Officer)	May 1, 2009

/s/ George F. Adam, Jr. George F. Adam, Jr.	Director	May 1, 2009

/s/ Raymond V. Dittamore Raymond V. Dittamore	Director	May 1, 2009

/s/ Donald W. Grimm Donald W. Grimm	Director	May 1, 2009

/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer	Director	May 1, 2009

/s/ Arnold J. Levine Arnold J. Levine, PH.D.	Director	May 1, 2009

/s/ William H. Longfield William H. Longfield	Director	May 1, 2009

/s/ Bradley G. Lorimier Bradley G. Lorimier	Director	May 1, 2009

/s/ Per. A. Peterson Per A. Peterson, PH.D.	Director	May 1, 2009

/s/ Ronald A. Matricaria Ronald A. Matricaria	Director	May 1, 2009

/s/ W. Ann Reynolds W. Ann Reynolds, PH.D.	Director	May 1, 2009

/s/ William S. Shanahan William S. Shanahan	Director	May 1, 2009

/s/ David C. U’Prichard David C. U’Prichard, PH.D.	Director	May 1, 2009

EXHIBIT INDEX

4.1	Restated Certificate of Incorporation, as amended (1)

4.2	Third Amended and Restated Bylaws (2)

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of Counsel (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24	Power of Attorney (included in signature pages to this registration statement)

99.1	Invitrogen Corporation 2004 Equity Incentive Plan (3)

(1)	Incorporated by reference to Exhibit 3.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 (SEC File No. 000-25317), as filed on March 2, 2009.

(2)	Incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2008 (SEC File No. 000-25317), as filed on March 11, 2009.

(3)	Incorporated by reference to Appendix B of the Registrant’s Proxy Statement for the 2008 annual meeting of stockholders on Form DEF14A (SEC File No. 000-25317), as filed on March 5, 2008.